Exhibit 99.1

Separation and Release of Claims Agreement

This Separation and Release of Claims Agreement ("Agreement") is entered into by and between GSE Systems, Inc., a Delaware Corporation (the "Company"), on behalf of itself, its subsidiaries and other corporate affiliates and each of their respective employees, officers, directors, owners, shareholders and agents (collectively referred to herein as the "Employer Group"), and Lawrence M. Gordon (the "Employee") (the Company and the Employee are collectively referred to herein as the "Parties") as of November 2, 2015 (the "Execution Date").
WHEREAS, pursuant to the terms of the Employee's employment agreement, dated January 1, 2015 (the "Employment Agreement"), the Employee's last day of employment with the Company was October 30, 2015 (the "Separation Date");
WHEREAS, on or before the next regularly scheduled payroll date following the Separation Date, Employee shall be paid his regular salary, less all lawful and current deductions, up to and including the Separation Date;
WHEREAS, after the Separation Date, the Employee will not represent himself as being an employee, officer, attorney, agent or representative of the Employer Group for any purpose, and the Employee agrees to not seek future employment with the Company; and
WHEREAS, except as otherwise set forth in this Agreement, the Separation Date will be the employment termination date for the Employee for all purposes and the Employee will no longer be entitled to any further compensation, monies or other benefits from the Company, including coverage under any benefits plans or programs sponsored by the Company, except as provided in this Agreement.
NOW, THEREFORE, in consideration of the premises set forth above (which form an operative part of this Agreement) and other good and valuable consideration in addition to that set forth in the Employment Agreement, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.
Return of Property. By the Separation Date, the Employee shall return all Company property, including identification cards or badges, computer login information for any subscription services paid-for by the Company (e.g., Practicing Law Institute (PLI), etc.), access codes or devices, keys, laptops, computers, telephones, mobile phones, hand-held electronic devices, credit cards, electronically stored documents or files, physical files and any other Company property in the Employee's possession (collectively, "Company Property"). Following the return of all Company Property, the Company (through a computer expert of its choosing) will delete all files from Employee's laptop and cellphone and then mail such laptop and cellphone to Employee at his last known address for his future personal use.

2.	Separation Benefits. In consideration for the Employee's execution, non-revocation of, and compliance with this Agreement, the Company agrees to provide Employee the following benefits:
a)
Twelve months of Employee's regular salary, less any standard deductions for state and federal withholding and employment taxes, as severance payments ("Severance Pay"). The Severance Pay will be paid at such regular intervals as salaries are paid to the executive officers of the Company during such term. Employee authorizes the Company to deduct from this payment such sums, if any, that Employee owes the Company, including but not limited to reimbursement for personal charges on Employee's Company-issued credit card, unreturned company property, and any other personal expenses owed to the Company.  Other than amounts owing on Employee's Company-issued credit card, the Company doesn't know of any such sums which the Employee owes the Company.

b)
In addition, should the Employee elect to continue to receive health benefits as provided by COBRA pursuant to the Company's health benefit plan on and after October 31, 2015, the Company will pay all of the premiums required for the Employee's continuation of such coverage for the twelve month period ending October 31, 2016, but only so long as the Employee is otherwise eligible under COBRA for continuation of those benefits. After October 31, 2016, the Employee shall be entitled to continued participation as required but law, but shall be responsible for the entire premium. Notwithstanding the foregoing, if the Company's payments under this Section 2(b) would result in penalties under the Patient Protection and Affordable Care Act and the regulations issued thereunder, the Parties agree to reform this Section 2(b) as necessary to comply with the Act.

c)
In lieu of participation in the Company-sponsored 401(k) program, including any Company match, the Company shall pay the Employee Four Thousand Eight-Hundred Dollars and Zero Cents ($4,800.00), less all lawful and required deductions, in a lump sum on or before December 31, 2015.

d)
The Company agrees to reimburse Employee for all reasonable business expenses incurred by Employee prior to October 30, 2015, including automobile, food and lodging. All such requests for reimbursement shall be submitted to the Company, accompanied by receipts by November 30, 2015.

e)
Upon the Employee's signed request, the Company will provide the Employee and/or a prospective employer written confirmation of the Employee's employment with the Company, including his dates of employment and salary information.

f)
The Employee acknowledges that he has been paid all he is entitled to receive for the work he performed and that he has no entitlement to any additional payment or consideration not specifically referenced herein, including any bonus payment for 2015.

The Employee has been granted options to purchase 160,000 shares of the Company's common stock described on Exhibit A hereto ("Employee Options"). The Company acknowledges that upon the execution of this Agreement, all Employee Options held by the Employee (vested and not vested) will be fully-vested pursuant to the Employment Agreement, this Agreement, the Company's 1995 Long-Term Incentive Plan and the Employee's Stock Option Agreements, and that the Employee shall have until the expiration dates of the Employee Options set forth on Exhibit A hereto to exercise such Employee Options.

3.
Release of Company. In exchange for the consideration provided in this Agreement, the Employee and his heirs, executors, representatives, agents, insurers, administrators, successors and assigns (collectively, the "Releasors") irrevocably and unconditionally fully and forever waive, release and discharge the Company, including Company's parents, subsidiaries, affiliates, predecessors, successors and assigns, and all of their respective officers, directors, and employees, in their corporate and individual capacities (collectively, the "Releasees") from any and all claims, demands, actions, causes of actions, obligations, judgments, rights, fees, damages, debts, obligations, liabilities and expenses (inclusive of attorneys' fees) of any kind whatsoever (collectively, "Claims"), whether known or unknown, from the beginning of time to the date of the Employee's execution of this Agreement, including, without limitation, any claims under any federal, state, local or foreign law, that Releasors may have, have ever had or may in the future have arising out of, or in any way related to the Employee's hire, benefits, employment, termination or separation from employment with the Company and any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matter, including, but not limited to (i) any and all claims under Title VII of the Civil Rights Act, as amended, the Americans with Disabilities Act, as amended, the Family and Medical Leave Act, as amended, the Fair Labor Standards Act, the Equal Pay Act, as amended, the Employee Retirement Income Security Act, as amended (with respect to unvested benefits), the Civil Rights Act of 1991, as amended, Section 1981 of U.S.C. Title 42, the Sarbanes-Oxley Act of 2002, as amended, the Worker Adjustment and Retraining Notification Act, as amended, the Age Discrimination in Employment Act, as amended ("ADEA"), the Older Worker Benefit Protection Act, the Uniform Services Employment and Reemployment Rights Act, as amended and the Genetic Information Nondiscrimination Act of 2008, all of their respective implementing regulations and/or any other federal, state, local or foreign law (statutory, regulatory or otherwise) that may be legally waived and released; (ii) any and all claims for compensation of any type whatsoever, including but not limited to claims for salary, wages, bonuses, commissions, incentive compensation, vacation and/or severance; (iii) any and all claims arising under tort, contract and/or quasi-contract law, including but not limited to claims of breach of an expressed or implied contract, tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm, wrongful or retaliatory discharge, fraud, defamation, slander, libel, false imprisonment, negligent or intentional infliction of emotional distress; and (iv) any and all claims for monetary or equitable relief, including but not limited to attorneys' fees, back pay, front pay, reinstatement, experts' fees, medical fees or expenses, costs and disbursements. The Employee specifically represents, warrants and confirms that: (i) he has no claims, complaints or actions of any kind filed against the Company with any court of law, or local, state or federal government or agency; and (ii) except as otherwise specifically provided herein, he has been properly paid for all hours worked for the Company, and that all commissions, bonuses and other compensation due to him has been paid through October 30, 2015.

Despite its generality, this General Release does not waive (1) Employee's right to enforce this Agreement; (2) rights to vested benefits Employee may have under the Company's benefit plans or to any entitlement to continued insurance coverage under COBRA; (3) any claim Employee may have for unemployment or workers compensation; (4) any claim relating to the validity of this Release under the Older Workers Benefit Protection Act; (5) the right to file a charge or complaint with the U.S. Equal Employment Opportunity Commission or any similar state or local government agency and to participate in its investigation and proceedings, except that Employee waives the right to receive any payment or benefit from such claims; (6) any claims or rights that cannot be lawfully waived by Employee; (7) any claims, rights or causes of action arising after the date Employee signs this Agreement; and (8) any continuing obligations of the Company pursuant to the Company's 1995 Incentive Plan, the Nonstatutory Stock Option Agreement between the Employee and the Company dated November 11, 2011, the Nonstatutory Stock Option Agreement between the Employee and the Company dated October 28, 2010 and/or the Nonstatutory Stock Option Agreement between the Employee and the Company dated on or about a certain date in January, 2009.
It is expressly understood and agreed that this Agreement and the Release contained in this Section 3 shall act as a complete bar to any claim, demand or suit of any kind whatsoever brought by the Employee against the Company including, without limitation, any claim, demand or suit relating to employment, compensation or benefits with the Company and/or the separation from employment thereof, except for claims for breach of this Agreement.
4.
Knowledge of Claims Against Employee. The Company, on behalf of itself and its subsidiaries, predecessors, successors and assigns, hereby acknowledges that it is unaware of any Claims, from the beginning of time to the date of the Company's execution of this Agreement, against the Employee including, without limitation, any claims under any federal, state, local or foreign law arising out of, or in any way related to the Employee's hire, benefits, employment, termination or separation from the Company and any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matter.

5.
Knowing and Voluntary Acknowledgment. The Employee specifically agrees and acknowledges that: (i) the Employee has read this Agreement in its entirety and understands all of its terms; (ii) the Employee has been advised of his right to consult with his attorney prior to executing this Agreement; (iii) the Employee knowingly, freely and voluntarily assents to all of its terms and conditions including, without limitation, the waiver, release and covenants contained herein; (iv) the Employee is executing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which he is otherwise entitled; (v) the Employee is not waiving or releasing rights or claims that may arise after his execution of this Agreement; and (vi) the Employee understands that the waiver and release in this Agreement is being requested in connection with the cessation of his employment with the Company.

The Employee further acknowledges that he has had twenty-one (21) days to consider the terms of this Agreement and consult with an attorney of his choice, although he may sign it sooner if desired. The Employee acknowledges that changes to this agreement, whether material or immaterial, will not re-start the twenty-one day period of consideration. Further, the Employee acknowledges that he shall have an additional seven (7) days from the date on which he signs this Agreement to revoke consent to his release of claims under the ADEA by delivering notice of revocation to GSE Systems, Inc., 1332 Londontown Boulevard, Sykesville, MD 21784, ATTN: Human Resources by overnight delivery before the end of such seven-day period. In the event of such revocation by the Employee, the Company shall have the option of treating this Agreement as null and void in its entirety.
This Agreement shall not become effective until the eighth day after the Employee and the Company execute this Agreement. Such date shall be the Effective Date of this Agreement. No payments other than wages earned through October 30, 2015 shall be made or begin before the Effective Date of this Agreement.
6.	Employee Covenants. Employee acknowledges and agrees that the following ongoing obligations are reasonable and necessary to protect the Company's legitimate business interests:
a)
Non-Competition. Because of the Company's legitimate business interest as described herein and the good and valuable consideration offered to the Employee, for the twelve-month period beginning on the Separation Date and continuing until October 30, 2016 (the "Restricted Period"), the Employee agrees and covenants not to engage in Prohibited Activity within the United States. For purposes of this Section 6, "Prohibited Activity" is activity in which the Employee contributes his knowledge, directly or indirectly, in whole or in part, as an employee, employer, owner, operator, manager, advisor, consultant, agent, partner, director, stockholder, officer, volunteer, intern or any other similar capacity to an entity engaged in the same or similar business as the Company is engaged in on the Execution Date. Nothing herein shall prohibit the Employee from purchasing or owning less than five percent (5%) of the publicly traded securities of any corporation, provided that such ownership represents a passive investment and that the Employee is not a controlling person of, or a member of a group that controls, such corporation.

b)
Non-solicitation of Employees. The Employee agrees and covenants that during the Restricted Period, he will not directly or indirectly solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Company with whom he worked during his employment with the Company.

c)
Non-solicitation of Customers. The Employee understands and acknowledges that because of the Employee's experience with and relationship to the Company, he had access to and learned about much or all of the Company's Customer Information. "Customer Information" includes, but is not limited to, names, phone numbers, addresses, e-mail addresses, order history, order preferences, chain of command, pricing information and other information identifying facts and circumstances specific to the customer. The Employee understands and acknowledges that disclosure of this Customer Information and/or loss of customer relationships and goodwill will cause significant and irreparable harm to the Company. The Employee agrees and covenants that he will not, during the Restricted Period, for any reason, directly or indirectly solicit, contact (including but not limited to e-mail, regular mail, express mail, telephone, fax, and instant message), attempt to contact or meet with the Company's customers who are customers as of the Execution Date for purposes of offering or accepting goods or services similar to or competitive with those offered by the Company as of the Execution Date or for purposes of inducing any such customer to terminate or adversely modify its relationship with the Company.

d)
Confidential Information. The Employee understands and acknowledges that during his employment with the Company, he was provided access to Confidential Information pertaining to the Company, customers and suppliers, and that he remains obligated to maintain the confidentiality of such information, and not to use or disclose it, following the entry of this Agreement. "Confidential Information" includes any and all information related to the Company or any of its subsidiaries that is trade secrets or proprietary to the Company, or otherwise treated as confidential by the Company, and is not generally known by others outside of the Company.  Confidential Information shall also include any information which the Company developed itself prior to the Execution Date or obtained from another party prior to the Execution Date and which the Company treats as proprietary or designates as Confidential Information, whether or not owned or developed by the Company, and information conceived, originated, discovered, or developed in whole or in part by the Employee during the course of the Employee's employment with the Company. The Employee agrees to return to the Company any tangible evidence or materials of any kind (and all reproductions thereof) which contain or embody any Confidential Information of the Company. The Employee further agrees to take all reasonable precautions to protect against the intentional, negligent, or inadvertent disclosure of the Company's Confidential Information to any other person or entity. In addition, the Employee reaffirms his continuing obligations contained in the Confidential Information section of the Employment Agreement.

e)
M&A Targets. The Employee acknowledges and agrees that the identity of potential merger or acquisition targets of the Company ("Company M&A Targets") shall constitute Confidential Information for the duration of the Restricted Period and that during such time Employee shall not disclose the identity of the same to any third party.

Employee acknowledges that his compliance with the provisions in this paragraph are a term and condition of Employee's entitlement to benefits under this Agreement, such that any violation of those obligations, as determined by a court of competent jurisdiction, will result in the Company's immediate cessation of payment of any additional benefits and shall entitle the Company to reimbursement for those payments previously made.
7.
Cooperation. The parties agree that certain matters in which the Employee has been involved during his employment may necessitate the Employee's cooperation with the Company in the future. Accordingly, during the six-month period commencing on the Execution Date, to the extent reasonably requested upon reasonable prior written notice by the Company, the Employee shall cooperate with the Company in connection with matters arising out of the Employee's service to the Company, subject to the Employee's schedule for his work responsibilities and other activities.  The Company shall reimburse the Employee for all reasonable costs and expenses related to his compliance with this Section, and shall compensate the Employee for his time in excess of three hours per month, at the Employee's hourly rate immediately prior to the Execution Date.

8.	Non-disparagement.
a)
The Employee agrees and covenants that he will not at any time make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments or statements concerning the Company or its businesses, or any of its employees, officers and directors. The Employee acknowledges that, in executing this Agreement, he has knowingly, voluntarily, and intelligently waived any free speech, free association, free press, or First Amendment to the United States Constitution (including, without limitation, any counterpart or similar provision or right under any Constitution of any State) rights to disclose, communicate, or publish the disparaging statements.

b)
The Company shall direct its senior executives not to make or publish, or cause to be made or published any statement or communicate any information (whether oral or written) that disparages, defames or reflects negatively on the Employee.

c)
This Section does not, in any way, restrict the Parties from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency or other judicial or legal process. Each of the parties shall promptly provide to the other written notice of any such order in the manner provided for notices pursuant to this Agreement.

9.
Unemployment Benefits. If the Employee applies for unemployment benefits after the twelve month severance pay period, the Company shall not contest it. When so required, the Company will answer any inquiries by the Department of Labor concerning the termination of Employee's employment in a truthful manner.

10.
Remedies. In the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, the Employee hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary restraining order, preliminary or permanent injunction or other equitable relief against the Employee with regard to such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.

11.	Successors and Assigns.
a)
Assignment by the Company. The Company may freely assign this Agreement at any time except Company shall at all times continue to remain obligated for all liabilities and obligations to Employee hereunder. This Agreement shall inure to the benefit of the Company and its successors and assigns.

b)
No Assignment by the Employee. This Agreement shall inure to the benefit of the Employee and Employee's heirs, executors, administrators, legal representatives and permitted assigns. The Employee may not assign this Agreement or any part hereof. Any purported assignment by the Employee shall be null and void from the initial date of purported assignment.

12.
Governing Law: Jurisdiction and Venue. This Agreement, for all purposes, shall be construed in accordance with the laws of Maryland without regard to conflicts-of-law principles. Any action or proceeding by either of the Parties to enforce this Agreement shall be brought only in any state or federal court located in the state of Maryland and serving Carroll County, Maryland; provided, however, that the Company may seek immediate relief from any court of competent jurisdiction to obtain any equitable remedy to enjoin the breach or threatened breach of the Employee Covenants by the Employee. The Parties hereby irrevocably submit to the exclusive jurisdiction of the state and federal court located in the state of Maryland and serving Carroll County, Maryland, and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.

13.
Entire Agreement. Unless specifically provided herein, this Agreement, the agreements and documents concerning any vested benefits and the Options Documents (as modified hereby), contains all the understandings and representations between the Employee and the Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and any other agreement, the statements in the body of this Agreement shall control. The Parties mutually agree that the Agreement can be specifically enforced in court and can be cited as evidence in legal proceedings alleging breach of the Agreement.

14.
Modification and Waiver. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Employee and by an authorized officer of the Company. No waiver by either of the Parties of any breach by the other party hereto of any condition or provision of this Agreement to be performed by the other party hereto shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the Parties in exercising any right, power or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

15.
Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction; provided, however, that if Section 3, Section 5, Section 6 (including the Employee Covenants described therein) or Section 7, or Section 8 of this Agreement shall be determined to be invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner.

16.
Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

17.
Section 409A Compliance. This Agreement is intended to be exempt from or to comply with Section 409A of the Internal Revenue Code ("Section 409A") and will be interpreted and administered accordingly. Even so, the Company shall have (A) no obligation to prevent, minimize, or make a gross-up payment to offset any negative consequences to Employee under Section 409A and (B) no liability to Employee for negative consequences if they arise. To the extent that any payment or benefit due to Employee is subject to Section 409A, the following conditions apply:

c)	Any right to a series of instalment payments is hereby designated to be treated as the right to a series of separate payments; and
d)
If termination of employment triggers payment or a change in the time and form of payment, then "termination of employment," or words to that effect used in this Agreement, means Employee's "separation from service" (as defined under Section 409A).

18.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.
19.	No Admission. Nothing in this Agreement shall be construed as an admission of wrongdoing or liability on the part of the Company.

20.
Notices. All notices under this Agreement must be given in writing by personal delivery, overnight delivery or receipted e-mail at the addresses indicated in this Agreement or any other address designated in writing by either party. When providing written notice to the Company, a copy must be provided to the Company's General Counsel or Chief Executive Officer at the address below.

Notice to the Company:
GSE Systems, Inc.
1332 Londontown Boulevard
 Sykesville, MD 21784
Notice to the Employee:
Lawrence M. Gordon
30 Talbot Court
 Short Hills, NJ 07078
21.	Fees and Expenses.
a)
The Company shall pay all reasonable legal fees and related expenses (including the costs of experts, evidence, and reasonable attorney's fees) incurred by the Employee as a result of a contest or dispute relating to this Agreement, including any failure to make the payments provided in this Agreement, if such contest or dispute is settled or adjudicated on terms that are substantially in favor of the Employee. In addition, the Company shall pay the Employee interest, at the prevailing prime rate, on any amounts that are determined to be payable to the Employee hereunder that are not paid when due.

b)
The Employee shall pay all reasonable legal fees and related expenses (including the costs of experts, evidence, and reasonable attorney's fees) incurred by the Company as a result of any breach of the Employee Covenants or the release described in Section 3 of this Agreement, if such contest or dispute with respect to such breach is settled or adjudicated on terms that are substantially in favor of the Company.

22.
Notice of Post-termination Obligations. When the Employee's employment with the Company terminates, the Employee agrees to notify any subsequent employer of the Employee Covenants contained in this Agreement. In addition, the Employee authorizes the Company to provide a copy of the Employee Covenants contained in this Agreement to the Employee's subsequent employer.

23.
Acknowledgment of Full Understanding. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT HE HAS FULLY READ, UNDERSTANDS AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT HE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF HIS CHOICE BEFORE SIGNING THIS AGREEMENT. THE EMPLOYEE FURTHER ACKNOWLEDGES THAT HIS SIGNATURE BELOW IS AN AGREEMENT TO RELEASE GSE SYSTEMS, INC. FROM ANY AND ALL CLAIMS.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Execution Date above.

GSE SYSTEMS, INC.
By:	/s/ Jeffery G. Hough
Name: Jeffery G. Hough Title: Senior Vice President and Chief Financial Officer

EMPLOYEE
Signature: /s/ Lawrence M. Gordon
Lawrence M. Gordon

EXHIBIT A
OPTION SCHEDULE

NUMBER OF OPTIONS	EXPIRATION DATE	EXERCISE PRICE
50,000	January 5, 2016	$5.74
10,000	October 28, 2017	$3.40
100,000	November 11, 2018	$1.85